Exhibit 99.1

Nature’s Miracle Mutually Agrees to Terminate Plan to Merge with Agrify Corp.

Ontario, CA, May 20, 2024 -- Nature’s Miracle Holding Inc. (NASDAQ: NMHI) (“Nature’s Miracle” or the “Company”), a leader in vertical farming technology and infrastructure, announced today that both Nature’s Miracle and Agrify Corporation (NASDAQ: AGFY) (“Agrify”), have mutually agreed to terminate the previously announced plan to merge, originally announced on May 16, 2024. Given unfavorable market conditions, a decision was reached to terminate the planned merger.

In connection with the termination of its plan to acquire Agrify, the Company and Agrify have executed a termination agreement with respect to the merger agreement and have also executed a debt termination agreement with entities controlled by Agrify’s Chief Executive Officer with respect to the purchase of outstanding debt. Each of the termination agreements contained mutual releases. Both the “Merger Agreement” and “Purchase of Notes” agreements have been cancelled with no termination or cancellation fees attached to either party.

James Li, Chairman and CEO of Nature’s Miracle Holding Inc. stated, “Based on the current unfavorable market conditions, we’ve determined this is in the best interest of our shareholders and the long-term value of our business. At Nature’s Miracle, we will continue to focus on our core indoor growing products including grow light, dehumidifier and container growing systems where we are seeing strong momentum. We extend our appreciation to the Agrify team for their cooperation.”

About Nature’s Miracle Holding Inc.

Nature’s Miracle is an integrated agriculture technology company providing equipment and services to the Controlled Environment Agriculture industry. Through its two wholly-owned subsidiaries Visiontech Group, Inc. and Hydroman, Inc., the company offers products including horticultural lighting, irrigation systems, power distribution systems, materials and equipment to indoor, greenhouse, hydroponic and vertical growers. Nature’s Miracle has also developed cost-effective solutions for greenhouse systems, automated vertical farming, and modular container grow systems.

Nature’s Miracle was founded and continues to be led by James Li who co-founded China Hydroelectric Corporation, one of the largest small hydroelectric companies listed on the NYSE (“CHC”) and by President Jonathan Zhang, who built Efinity, a well-recognized and respected brand of grow lighting in the indoor farming and controlled environment field. For more information, please visit www.Nature-Miracle.com.

Forward-Looking Statements

Except for historical information contained herein, this press release contains certain “forward-looking statements” within the meaning of the federal U.S. securities laws with respect to the merger agreement and business of Nature’s Miracle and Agrify; other future references such as the anticipated synergies resulting from the transactions contemplated by the merger agreement, the parties’ ability to close the proposed merger on the expected timeline or at all, the expected share ownership by former Agrify shareholders in the combined company, the services and markets of Nature’s Miracle and Agrify, our expectations regarding future growth, results of operations, performance, future capital and other expenditures, competitive advantages, business prospects and opportunities, future plans and intentions, results, level of activities, performance, goals or achievements or other future events. These forward-looking statements generally are identified by words such as “anticipate,” “believe,” “expect,” “may,” “could,” “will,” “potential,” “intend,” “estimate,” “should,” “plan,” “predict,” or the negative or other variations of such statements, reflect our management’s current beliefs and assumptions and are based on the information currently available to our management. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual results or developments to differ materially from those expressed or implied by such forward-looking statements, including but not limited to: (i) the risk that the business and revenue prospects of Nature’s Miracle may not materialize which may adversely affect the price of Nature’s Miracle’s securities; (ii) the occurrence of any unforeseen event that would impact continued listing of Nature’s Miracle’s or Agrify’s securities on the Nasdaq exchange; (iii) changes in the competitive industries in which Nature’s Miracle and Agrify operates, variations in operating performance across competitors, changes in laws and regulations affecting Nature’s Miracle’s and Agrify’s business and changes in the combined capital structure; (iv) the ability to implement business plans, forecasts and other expectations after the completion of the proposed transactions contemplated by the merger agreement; (v) the risk of downturns in the market and Nature’s Miracle’s and Agrify’s industry including, but not limited to market prices of indoor grower’s produce, transportation costs, competition with outdoor growers and demand in the consumer marketplace; and (vi) the risk that the parties may not be able to satisfy one or more of the closing conditions to the transaction. For additional details on the uncertainties that may cause our actual results to be materially different than those expressed in our forward-looking statements, please review the most recent Annual Reports on Form 10-K filed by Nature’s Miracle and by Agrify with the Securities and Exchange Commission at www.sec.gov, particularly the information contained in the section entitled “Risk Factors.” Forward-looking statements speak only as of the date on which they are made, and neither Nature’s Miracle nor Agrify assume any obligation to update or revise any forward-looking statements or other information contained herein, whether as a result of new information, future events or otherwise. You are cautioned not to put undue reliance on these forward-looking statements. Neither Nature’s Miracle nor Agrify gives any assurance that it will achieve its expectations.

Company Contact

George Yutuc

Chief Financial Officer

George.yutuc@nature-miracle.com

Investor Relations Contact

Shannon Devine/Rory Rumore

MZ North America

Main: 203-741-8811

NMHI@mzgroup.us

Source: Nature’s Miracle Holding Inc.